UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2008
INVERNESS MEDICAL INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16789	04-3565120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
(Address of principal executive offices) (Zip Code)
(781) 647-3900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
Item 8.01 Other Events
SIGNATURES

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
Item 8.01 Other Events.
The Zwanziger Family Trust, a trust established for the benefit of the children of Ron Zwanziger, the Chairman, Chief Executive Officer and President of Inverness Medical Innovations, Inc. (the “Company”), and the trustee of which is Mr. Zwanziger’s sister (the “Trust”), currently intends to purchase up to $5 million of Company securities, including any of the following outstanding securities:
•	Common Stock

•	Series B Convertible Perpetual Preferred Stock

•	3% Convertible Senior Subordinated Promissory Notes (the “3% Notes”)

•	Interests in the Company’s syndicated senior and junior secured credit facilities (the “Lender Interests”)
On November 19, 2008, the Company’s Board of Directors granted a waiver, to the extent necessary, of the conflict of interest provisions of the Company’s Business Conduct Guidelines for Mr. Zwanziger to permit the proposed investment by the Trust in the Common Stock, Series B Convertible Perpetual Preferred Stock, Lender Interests and 3% Notes. The Company’s Business Conduct Guidelines apply to both real and apparent conflicts of interest. In connection with granting such waiver, the Board engaged independent counsel and considered, among other things, (i) Mr. Zwanziger’s significant equity stake in the Company, and (ii) that, in connection with any purchases of Lender Interests, the Trust has agreed that, whenever the consent or vote of the lenders is required under the credit facilities, the Trust will vote the outstanding principal amount of any acquired Lender Interests in the same proportion as the votes cast by the other lenders under the credit facilities. The Company’s Audit Committee also approved the potential investments to the extent they will constitute related party transactions.
Separately, Robert P. Khederian, a non-employee director of the Company, informed the Company that, as a result of the extreme volatility and disruption in the capital and credit markets, he intends to sell up to 100,000 shares of the Company’s common stock to address his liquidity needs. Mr. Khederian stated that these sales in no way reflect his views of the Company’s outlook or prospects. Any such sales will be reported by Mr. Khederian through Form 4 filings with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel — Corporate & Finance

Date: November 19, 2008